EXHIBIT 10.33


                  ASSET PURCHASE AGREEMENT

     This Asset Purchase Agreement ("Agreement") is made and entered into as of the 3rd day of January, 1997 by and among Trac Medical, Inc., a North Carolina corporation ("Seller"), Terry Williams ("Williams"), David Mattis ("Mattis"), George Parrish ("Parrish") (Williams, Mattis and Parrish are hereinafter collectively referred to as the "Shareholders"), and KCI Therapeutic Services, Inc., a Delaware corporation ("Buyer");

                    W I T N E S S E T H:

      WHEREAS, Seller has developed technologies related to control systems mountable on beds and is engaged in the marketing and manufacture thereof (the "Business"); and

      WHEREAS, Seller and the Shareholders desire to sell, assign and convey to Buyer, and Buyer desires to purchase from Seller, the assets of Seller relating to the Trac
ACCESS Device (as hereinafter specifically defined);

      NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties hereinafter contained, it is agreed by and between the parties as follows:

                          ARTICLE 1

                       SALE OF ASSETS

      1.01 Sale of Assets. Seller hereby agrees that, subject to the terms, provisions and conditions of this Agreement, Seller shall transfer, sell, assign, convey and deliver to Buyer, and Buyer shall purchase from Seller, on the Closing Date (as hereinafter defined) the Trac ACCESS Device as described and identified at Schedule 1.01 (the "Current Embodiment") and other existing or presently conceived technology related to control systems mountable on beds (the "Conceptions") (collectively, the "Trac ACCESS Device"), all of the assets utilized, developed or acquired by Seller related to the Trac ACCESS Device, all right, title and interest in all patents, patent applications, patent rights, inventions, products, product enhancements, concepts, data, information, source code, government permits (to the extent such permits are assignable), know how, trade secrets, trademarks, copyrights, licenses, contractual rights, causes of action, customer lists, goodwill, vendor relationships, inventory, business, accounts, parts lists, and the like, and all other rights related to the manufacture, sale or use of the Trac ACCESS Device, and all other assets (i.e. blueprints, tooling, fixtures, testing devices, etc.) necessary to manufacture and assemble the Trac ACCESS Device (collectively, the "Assets"). With respect to the Conceptions, Seller shall (i) transfer to Buyer such right, title and interest which it has to the
Conceptions at the time of Closing, (ii) not make any specific representations or warranties with respect to the Conceptions except as specifically set forth in Section 2.07 hereof and (iii) retain a non-exclusive worldwide license and right to use the technology underlying the Conceptions if, and only to the extent, such technology has a non medical use.

       1.02 Purchase Price and Earnout Payment. In consideration of the transfer, sale, assignment, conveyance and delivery of the Assets to Buyer as described in Section
1.01 hereof, and subject to the conditions to Closing (as hereinafter defined) set forth in Article 7 hereto, Buyer agrees to pay to Seller an aggregate of $1,850,000 (the "Closing Purchase Price"), payable by means of a wire transfer in immediately available funds to the bank account designated by Seller (the "Purchase Price").

          (a)  Earnout Payment.

                (i)   In  addition  to the Closing  Purchase
Price to be paid by Buyer at the Closing, Buyer shall deliver to Seller an earnout payment (the "Earnout Payments") based on the cumulative number of Units (as hereinafter defined) sold or leased to third party purchasers (including any leasing corporation as may exist or be organized by Buyer) in the first thirty-six (36) months (or portion thereof) (the "Earnout Period") following the Closing at the time each of the following hurdles (the "Hurdles") is reached:

   Hurdle - # Units Sold/Leased          Earnout Payment
   ----------------------------         -----------------
            5,000                         $550,000
           10,000                         $550,000
           15,000                         $550,000
           20,000                         $550,000
           30,000                         $550,000
           40,000                         $550,000
           50,000                         $550,000


                (ii)  "Units" shall mean the number of  Base
Units   installed.   "Base  Unit"  shall  mean  the  Current
Embodiment  of  the  Trac  ACCESS  Device  as  described  on
Schedule 1.01 hereto and any successor product to the Trac ACCESS Device having a list price which is at least eighty percent (80%) of the list price of the Current Embodiment but shall not include units of the Trac ACCESS Device which are manufactured by Buyer or Seller for use in Buyer's rental fleet. The parties hereto agree to negotiate in good faith to determine the treatment of those units of successor products to the Trac ACCESS Device having a list price which is equal to or less than eighty percent (80%) of the list price of the Current Embodiment. Such negotiations shall be based upon the anticipated list price and gross profit margin of the successor product when compared to the Current Embodiment. No successor device shall be treated as a Base Unit unless it has a gross margin of at least fifty percent (50%).


                 (iii)  Notwithstanding  anything  contained
herein to the contrary, those Base Units for which a purchase order has been received by Buyer at the end of the Earnout Period but which have not been installed shall be included in the number of Units for purposes of determining the Earnout Payments if such Base Units are ultimately installed within 90 days of the end of the Earnout Period, provided, however, if such Base Units have not been installed solely as a result of Buyers failure to supply Base Units for installation (as a result of a force majeure event or any other event which is not related to Seller's breach of a representation or warranty), the Base Units which Buyer failed to supply will be credited to Seller for purposes of the Earnout Payment.

                (iv)  If  Buyer  shall become obligated to
deliver an Earnout Payment, Buyer shall, within 30 days of reaching the Hurdle, deliver to Seller $550,000 in cash by wire transfer in immediately available funds to the bank account designated by Seller. For purposes of this Section 1.02(c)(iv), a Hurdle shall be deemed to be reached when the number of Units designated in Section 1.02(c)(i) have been installed.

                (v)   Buyer  shall  provide  Seller with a
periodic accounting of the Units, which accounting shall be limited to the invoice numbers, customer names, quantities, product catalogue numbers and charge backs which have been made and reasonable access to Buyer's records which Seller may request in order to substantiate any such accounting.

          (b) Royalty. In addition to the Closing Purchase Price to be paid by Buyer at the Closing, Buyer shall pay Seller royalties in accordance with the Royalty Agreement by and between Buyer and Seller dated as of the date hereof.

      1.03 No Assumption of Liabilities. Buyer does not and shall not assume or agree to assume, and shall not acquire or take over, the liabilities and obligations of Seller or the Shareholders of any nature, direct, contingent or otherwise, except the obligations (the "Assumed Liabilities") which arise out of the performance by Buyer from and after the Effective Date (as hereinafter defined) of the contracts and accounts set forth on Schedule
1.03 attached  hereto and incorporated herein by reference
(the "Contracts and Accounts"). Buyer shall have and assumes no liabilities, obligations, or responsibilities arising before or after the Effective Date which arise out of the activity or inactivity of Seller (including, without limitation, breach or default) prior to the Effective Date Without limiting the generality of the foregoing, it is expressly agreed that Buyer shall have no liability to, for, or in respect of, any employees of Seller including, without limitation, accrued payroll, salary, severance, accrued vacation, accrued sick leave or benefit claims of any nature, or any withholding or other tax or payment in respect thereof.

     1.04 Closing; Effective Date. The Closing of the transactions provided for in this Article 1 (the
"Closing") shall take place on January 3, 1997 at 10:00 a.m. at the offices of Kennedy Covington Lobdell & Hickman, L.L.P., Two Hannover Square, Suite 1900, 434 Fayetteville Street Mall, Raleigh, North Carolina or such other place, time and date as the parties may mutually agree. The date, as thus determined, on which the Closing is to take place is referred to herein as the "Closing Date." The transactions hereunder shall be effective as of 12:01 a.m. on the Closing Date or such other time and date as the parties may mutually agree. The date, as thus determined, on which the transactions hereunder shall be effective is referred to herein as the "Effective Date". Immediately prior to the Closing, Buyer shall conduct an inventory of the tangible assets. To the extent that there are tangible assets located at sites other than Seller's principal place of business, Seller shall provide Buyer a certificate at Closing which sets forth the identity and location of such assets.

      1.05 Conveyance and Transfer. Seller hereby agrees that, at the Closing, it will deliver to Buyer: the Bill of Sale and Assumption Agreement in the form agreed to by the parties (the "Bill of Sale and Assumption Agreement") and all other bills of sale, endorsements, assignments, releases and other good and sufficient instruments of transfer, assignment and conveyance, in form satisfactory to Buyer and its counsel, as shall be effective to convey to Buyer good and marketable title in and to all of the Assets. Such bills of sale and other instruments of transfer
shall contain covenants of general  warranty  and  all   other
documents required to be delivered to Buyer under the provisions of this Agreement. Simultaneously with such deliveries, Seller will take all steps necessary to put Buyer in actual possession of the Assets.

      1.06  Further Assurances.  Seller and the
Shareholders hereby agree that, from time to time, at Buyer's request and without further consideration, they will execute and deliver to Buyer such other and further instruments of conveyance, assignment and transfer and take such other action as Buyer may reasonably require to more effectively convey, transfer and assign to Buyer, and to put Buyer in possession of, the Assets.

       1.07   Allocation  of  Sales  Price.   The
aggregate consideration received by Seller pursuant to this Agreement shall be allocated as set forth below:

          Fixed Assets - $100,000
          Inventory  - $50,000
          Non-Compete  - $250,000
          Other intangibles
          (including goodwill) - remainder of consideration


     1.08 Taxes.  Except for taxes owed by Buyer as a
result of  its use and operation of the Assets, from and
after  the Effective   Date,   Buyer  shall  have   no
liability or responsibility for any income, franchise,
excise, sales, use or  other  taxes  (other than income
taxes based upon  or measured by Buyer's net income) or
charges or imposts of any kind   relating  to  or  arising
out of the  transactions contemplated  by  this Agreement.
Seller shall be solely responsible for the payment of sales, transfer and use taxes arising out of the sale, transfer and assignment of the Assets.

      1.09 Deliveries on Closing Date.  Subject to the
terms and  provisions  hereof, on or before  the
Closing,  Seller shall  deliver  to  Buyer  the
originals  of  any  contracts assumed  by  Buyer  and
all other written contracts,  books, records  and
other data of Seller relating to the Assets  or the
Business and  performance of  services  by  Seller  in
connection therewith.   Subject to the confidentiality
provisions of the Non-Competition and Continuity of Business Dealings Agreement referred to in Section
4.04 hereof to the extent necessary, and for the sole purpose of, the preparation of its tax returns, Seller may retain copies of all such documents and data.

       1.10  Books and Records.  All other books and
records with respect to Seller shall be retained by Seller and such books and records as relate to the Assets and the Business shall be open for inspection and copying upon reasonable notice at any time during regular business hours for a period of five (5) years from and after the Effective
Date. Seller agrees that all such books and records will be kept and maintained or made available at Seller's corporate office in Raleigh, North Carolina or such other location as the parties may mutually agree.

      1.11 Right of First Refusal. Seller hereby grants to Buyer a right of first refusal (the
"Right  of First Refusal")  to  purchase  any New
Invention (as hereinafter defined) during the period beginning on the Effective Date and ending five years thereafter. "New Inventions" shall mean medical device inventions conceived by Seller, or which Seller is entitled to manufacture or market, which are unrelated to the Trac ACCESS Device. Seller shall provide Buyer with written notice ("Seller's Notice") of its intent to enter into any agreement or other arrangement providing for the sale or disposition of any New Invention. Buyer may exercise the Right of First Refusal by notifying Seller, in writing, within thirty days after Seller's Notice, of Buyer's agreement to purchase such New Invention on terms and conditions of substantially equivalent to such agreement or arrangement.

      1.12  Future Development.  All rights related
to the manufacture, sale or use of any inventions related to the Trac ACCESS Device or its Improvements (as hereinafter defined) will be assigned to Buyer to the extent such invention is either conceived or acquired by Seller or its employees or representatives during the five year period immediately following the Closing. Seller agrees to have its employees sign agreements which provide that inventions conceived during the course of their employment with Seller belong to Seller.
Seller shall retain a non-exclusive worldwide license with respect to such inventions if, and only to the extent, such inventions have a non-medical use.
"Improvements" of the Trac ACCESS Device means: (a) anything that performs the same general function as the Trac ACCESS Device or any components of the Trac
ACCESS Device, and (b) anything that, if commercialized, would infringe upon any rights included in the Assets.


                       ARTICLE 2

               REPRESENTATIONS AND WARRANTIES
               OF SELLER AND THE SHAREHOLDERS

      Seller and the Shareholders jointly and severally represent and warrant to Buyer as follows:

      2.01  Organization, Power and Subsidiaries of
Seller. Seller is a corporation duly organized,
validly existing and in  good  standing  under the
laws of  the State  of  North Carolina. Seller  has
all requisite  corporate  power  and authority  to own,
lease and operate its properties and to carry on its
business as now being conducted. Seller has been duly
qualified to do business in all states  in  which
the nature of its business or the character ofits
properties  requires it to be so qualified. Seller
has  no subsidiaries.   The Shareholders are the
lawful record and beneficial owners of all of the issued and outstanding shares of capital stock of Seller.

      2.02  Authority  for  Agreement.   The execution
and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and other action on the part of Seller and the Shareholders and assuming the binding and enforceable effect thereof on Buyer, this Agreement constitutes a valid and legally binding obligation of Seller and the Shareholders enforceable against them in accordance with its terms.

     2.03  Brokers and Finders.  Neither Seller, the
Shareholders   nor   any   of  their  respective
officers, directors, agents, employees or affiliates
has employed  any broker,  agent or finder or incurred
any liability  for      any brokerage  fees,  agents'
commissions or  finders'  fees  in connection  with
the transactions  contemplated  by   this Agreement.

     2.04  Good  Title; No Encumbrances; Condition
of the Assets.  Except as set forth at Schedule 2.04,
Seller is the owner  of all right, title and interest
in and to the Assets and  is  conveying to Buyer good
title to the Assets. Seller has  good  right,  power
and authority to sell,  convey  and assign the Assets
to Buyer.  Except as set forth at Schedule 2.04, none
of the Assets is subject to any mortgage, pledge,
lien, charge, security interest, encumbrance,
restriction, lease, license, easement, liability or
adverse claim of any nature  whatsoever,  direct  or
indirect,  whether accrued, absolute,  contingent  or
otherwise (collectively,"Liens") and except as set forth
at Schedule 2.04, Seller  has  the unrestricted  right
to commercially  use  all  the  Assets throughout  the
United  States  without  payment  or  other obligation
to  any  third party.  Upon the  Closing,  Buyer shall
have the exclusive right to make, use and/or sell  the
Trac  ACCESS  Device  which is specifically described
and identified at  Schedule 1.01 without  infringing
upon  the rights  of  any  party.  All of the
operating Assets  owned, leased or used by Seller are
in good operating condition and repair,  ordinary wear
and tear excepted, are  suitable  for the  purposes
used, and are adequate and sufficient for  all current
operations  of Seller.  Except  as  set  forth  at
Schedule 2.04,  to  the  knowledge  of  Seller   and
the Shareholders, there have been no safety problems or defects encountered in relation to the Trac
ACCESS Device  and/or components thereof.

      2.05 Assets. Set forth on Schedule 2.05 hereto is an accurate and complete list of the following with respect to the Business:

           (a)   All  machinery, tools, equipment and
other tangible personal property (other than inventory and supplies), owned or used by Seller except for items having a value of less than $50 which do not, in the aggregate, have a total value of more than $1,000.

           (b)   All patents, patent applications,
licenses, trademarks, trademark registrations, service marks, service names, trade names, copyrights and copyright registrations and applications for any of the foregoing, wholly or partially owned or held by Seller or used in the operation of the Business.

           (c)    All sales agency or distributorship
agreements or franchises or agreements providing for the services of an independent contractor to which Seller is a party or by which it is bound as of the Closing Date.

           (d)   All contracts, agreements, commitments
or licenses relating to patents, trademarks, trade names, copyrights, inventions, processes, know-how, formulae or trade secrets to which Seller is a party or by which it is bound.

           (e)   All loan agreements, indentures,
mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties, leases or lease purchase agreements to which Seller is a party or by which it is bound and which relate to the Business or encumber any of the Assets.

           (f)   All  contracts, agreements, commitments
or other understandings or arrangements concerning the Business to which Seller is a party or by which it or any of its property is bound or affected.

          (g)    All   collective  bargaining
agreements, employment and consulting agreements.

      All of the contracts, agreements, leases, licenses and commitments required to be listed on
Schedule 2.05 hereto (the "Agreements"), are valid and binding, enforceable in accordance with their respective terms, in full force and effect and, except as otherwise specified in Schedule 2.05 hereto, validly assignable to Buyer without the consent of any other party so that, after the assignment thereof to Buyer pursuant hereto, Buyer will be entitled to the full benefits thereof accruing after Closing. Except as disclosed in Schedule 2.05 hereto, (i) none of the Agreements has been amended, modified or altered in any material manner, (ii) to the best of the Shareholder's knowledge with respect to third party defaults, there is not under any of the Agreements any existing default and (iii) no oral or written notice of termination or indication of an intention to terminate has been given by any party to any of the Agreements. True and complete copies of all of the Agreements (together with any and all amendments thereto) have been delivered to Buyer.

      2.06 Inventory. Except as set forth at Schedule 2.06, all items of Seller's inventory and related supplies
(including raw materials, work-in-process and finished goods) which are included in the Assets are suitable and usable for the production or completion of products for sale in the ordinary course of business as first quality goods at normal mark-ups, and none of such items is obsolete or below standard quality.

      2.07  Intellectual Property.  Except as set  forth in Schedule
2.07 hereto, Seller owns or possesses all patents, patent applications, patent rights, trade secrets, trademarks, copyrights, licenses and service marks and other proprietary rights necessary to conduct the Business as presently conducted by Seller (the "Intellectual
Property Rights"). The Current Embodiment does not and the embodiment described in the patents included in the Assets, if reduced to practice and commercialized, would not infringe upon any intellectual property rights or other proprietary rights owned by any other person or persons, and there is no claim or action by any such person pending or to the knowledge of Seller threatened with respect thereto. To the best of the Shareholders' and the Company's actual knowledge, no other person has good title to or an interest in the Conceptions and the Conceptions do not infringe on the intellectual property rights of any third party. All of the trademark registrations, copyright registrations and patents that are included in the Assets are valid and enforceable in their entirety in all material respects, and Seller and the Shareholders are aware of no prior art more pertinent to the validity of such patents than has already been disclosed in the prosecution of such patents.


      2.08 Litigation.  Except as set forth on Schedule 2.08 hereto, there  is no (a) claim, suit, action, arbitration, proceeding,
governmental investigation or other  legal  or administrative   proceeding
(collectively,   "Claims") in progress,  pending  or to the knowledge
of Seller or the Shareholders threatened against or relating to Seller, the Shareholders or the Business or the transactions contemplated by this Agreement, nor is there any basis for any such Claims known to Seller or the Shareholders including, without limitation, Claims relating to safety problems or defects in connection with the Trac ACCESS Device and/or components thereof or (b) order, decree or ruling of any court or administrative agency to which Seller, the Shareholders or any of their affiliates is a party or bound, which matters identified at (a) and (b) could adversely affect Seller, the Business, the Assets or the performance of the obligations of Seller or the Shareholders hereunder and Seller is not in default in respect of any such order, decree or ruling.

             2.09 No Conflict with Other Instruments. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated will not (a) constitute a default under, conflict with, result in a right to accelerate, loss of rights under or a breach of any of the terms, conditions or provisions of, Seller's organizational documents or any agreement or instrument to which Seller or any of the Shareholders is now a party, (b) result in the creation or imposition of any Lien upon the Assets or the Business or (c) result in the violation of any applicable law, ordinance, regulation, permit, authorization, decree or order of any court or other government agency.

     2.10 Compliance with Applicable Laws.  The
Business has been,  and  until the Effective Date will
be, conducted  in material  compliance with all
applicable laws,  common  law doctrine,  ordinances,
regulations, permits, authorizations, decrees  and
orders (collectively "laws and  regulations"),
including  laws and regulations concerning the
environment, occupational health and safety and the
marketing of medical devices,  the noncompliance with
which will have a  material adverse  effect on the
Business or the Assets.   Seller  has all   licenses,
permits, orders,   approvals or other authorizations
of governmental, regulatory or administrative agencies or authorities required to conduct the Business and own and operate the Assets (the "Permits"), the absence of which would have a material adverse effect on the Business or the Assets.

      2.11 Insurance. Set forth on Schedule 2.11 hereto is an accurate and complete list of all liability and other insurance policies insuring Seller or its properties or interests therein, specifying with respect to each such policy the name of the insurer, the risk insured against, the limits of coverage, the deductible amount (if any), the premium rate and the date through which coverage will continue by virtue of premiums already paid. Seller and the Shareholders have obtained and maintained in full force and effect insurance to protect them and the Business against the types of liabilities customarily insured against by persons in connection with the operation of similar practices, and all premiums due on such policies have been paid. All of such policies are "occurrence" policies and are not "claims made" policies.

      2.12  Consents.  Except as disclosed at
Schedule 2.12, there are no (a) consents or approvals of any public body or authority, (b) filings with any public body or authority or (c) consents or waivers from other parties to the Agreements or other instruments, that are required for the lawful consummation of the transactions contemplated hereby or necessary in order that the Business can be conducted by Buyer in the same manner after the Closing as heretofore conducted by Seller.

     2.13 Undisclosed Liabilities.  Seller does not
have any liability or obligations whether known or
unknown, asserted or unasserted, absolute or
contingent, accrued or unaccrued, liquidated or
unliquidated, due or to become due, and choate or
inchoate ("Liabilities") individually or in the
aggregate in   excess   of $10,000  (including,
without limitation, liabilities or obligations arising out of claims based on products liability), and, to the best of the Shareholder's knowledge, there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against Seller giving rise to any such liabilities or obligations, except as set forth in Schedule 2.13 hereto.

   2.14 Absence of Changes or Events. Except as set forth in Schedule 2.14 hereto, since May 1, 1996,
Seller has conducted the Business only in the ordinary course of business, and Seller has not:

         (a)   incurred any Liabilities which
individually or in the aggregate have had or might have a material adverse effect on the Assets or the Business;

         (b)  pledged or subjected to any Lien any
of the Assets, other than liens arising by operation of law to secure payment of ad valorem or personal property taxes or securing credit facilities which will not encumber the Assets after Closing;

         (c)   sold,  transferred,  leased  to
others or otherwise disposed of any of the Assets, except in the ordinary course of the business of Seller;

         (d)   received any notice of termination
of any contract, lease or other agreement, or suffered any damage, destruction or loss that, individually or in the aggregate, has had or might have a material adverse effect on the Assets or the Business;

         (e)   suffered  any  event  or  events,
whether individually or in the aggregate, that has had or could be reasonably expected by Seller to have a material adverse effect on the Assets or the Business;

         (f)   entered  into  any agreement  or
made any commitment   to  take  any  of  the  actions
described   in Subsections (a) through (e) inclusive
of this Section 2.14.

      2.15 Taxes.  All taxes that relate to, arise out of or
impact upon the Business or the Assets, including, without limitation, income, property, sales, use, franchise, added value, employees' income withholding, unemployment disability
and social security taxes, imposed by the  United States   or
by any foreign country or by any state, municipality, subdivision or instrumentality of the United States or of any foreign country, or by any other taxing authority
(collectively, "Taxes"), which are due or payable by Seller and all interest and penalties thereon, whether disputed or not, have been timely paid in full, all tax returns required to be filed in connection therewith have been accurately prepared in all material respects and duly and timely filed, all deposits required by law to be made by Seller with respect to employees' income withholding and other taxes have been duly made and in the case of Taxes for which payment is not yet required, such Taxes have been adequately accrued for on the Financial Statements of Seller. Buyer will not after the Closing owe to any person or entity or be liable for, directly or indirectly, any Taxes imposed on Seller or the Shareholders. There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the Assets.

       2.16  Labor and Employment Contracts.  Seller has not
(a) been a party to a collective bargaining agreement, (b) had any organization certified as a bargaining agent on behalf of all or any portion of Seller's employees, (c) received a demand for recognition from any union or other organization, (d) had any attempt made to organize any of Seller's employees, (e) encountered any labor union organizing activity or (f) encountered any actual or threatened employee strikes, work stoppages, jurisdictional disputes, slow-downs or lock-outs. Seller has provided Buyer a written list of all agreements and understandings, whether written or oral, between Seller and any of its officers, employees or agents that contain a non-competition or confidentiality agreement and/or covenant or any other terms of employment.

       2.17 Books and Records. All of the books and records of Seller are complete and correct in all material respects and have been adequately maintained in accordance with good business practice and there have been no transactions involving the Business which are required to have been set forth therein and which have not been accurately so set forth.

       2.18 Disclosures to Third Parties. Except as set forth on Schedule 2.18 hereto, neither Seller, the Shareholders nor any of their respective brokers, representatives, accountants, attorneys or agents has disclosed any confidential customerlists, contract terms, pricing information, margin information, trade secrets or other confidential information to any other person or other entity.

       2.19 Disclosure.  No representation or warranty made by Seller or the Shareholders contained in this Agreement nor any exhibit, schedule, statement or certificate furnished or to be furnished by Seller or the Shareholders to Buyer or its representatives pursuant hereto, contains or will contain on the Closing Date any untrue statement of a material fact, or omits or will omit on the
Closing Date  to state  any  material  fact required to make  the
statements herein   or   therein   contained not  misleading.  The
representations and warranties contained in this Article 2 or elsewhere in this Agreement or any document delivered pursuant hereto shall not be affected or deemed waived by reason of the fact that Buyer and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect provided, however, that Buyer shall inform Seller at or prior to Closing with respect to any information it has uncovered in its due diligence which indicates that a representation or warranty in this Agreement is inaccurate. In the event such breaches could result in a claim by Buyer for indemnification in excess of $18,500, Seller's sole remedy shall be to elect not to close the transaction.


                               ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to Seller and the Shareholders as follows:

      3.01 Organization; Valid Authorization; Good Standing. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and other action on the part of Buyer, and this Agreement constitutes a valid and legally binding obligation of Buyer enforceable against it in accordance with its terms.

      3.02 Compliance. The execution and delivery ofthis Agreement and the consummation of the transactions contemplated hereby by Buyer will not (a) violate any provision of its charter or bylaws, (b) violate any material provision of or result in the breach of or entitle any party to accelerate (whether after the giving of notice or lapse of time or both) any material obligation under, any mortgage, lien, lease, contract, license, instrument or any other agreement to which Buyer is a party, (c) result in the creation or imposition of any material lien, charge, pledge, security interest or other encumbrance upon any property of Buyer or (d) violate or conflict with any order, award, judgment or decree or other material restriction or any law, ordinance or regulation to which Buyer or its property is subject.

       3.03  Approvals.   No  consent,  approval,  order or
authorization of, or registration, declaration or filing with, any governmental authority or other person not yet obtained is required in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

       3.04 Brokers. Neither Buyer nor any of its officers, directors, agents, employees or affiliates has employed any broker, agent or finder or incurred any liability for any brokerage fees, agents' commissions or finders' fees in connection with the transactions contemplated by this Agreement.

       3.05 Disclosure.  No representation or warranty
made by Buyer contained in this Agreement nor any exhibit, schedule, statement or certificate furnished or to be furnished by Buyer to
Seller or its representatives in connection herewith or pursuant hereto, contains or will contain on the Closing Date any untrue statement of a material fact, or omits or will omit on the Closing
Date to state any material fact required to make the statements
herein  or  therein contained not misleading. The   representations and
warranties contained in this Article 3 or elsewhere in this Agreement or any document delivered pursuant hereto shall not be affected or deemed waived by reason of the fact that Seller and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.


                          ARTICLE 4
                   COVENANTS OF SELLER AND
                     THE SHAREHOLDERS

       4.01 Conduct Prior to Effective Date. Unless otherwise expressly consented to in writing by Buyer, from and after the date of this Agreement through the Effective Date, Seller agrees to (and the Shareholders agree, jointly and severally, to cause Seller to):

           (a)   carry  on the Business in the ordinary
and usual course as has been conducted since January 1, 1995;

           (b)   keep  and  preserve  the  Assets  in
good condition and repair, ordinary wear and tear excepted;

           (c)   maintain in full force and effect
insurance comparable in amount and in scope of the current policies listed on Schedule 2.11 hereto;

           (d)   to the extent within the control of
Seller, maintain in full force and effect in accordance with the terms thereof, perform all of its obligations under and not change any of the material terms under, the contracts to be assumed by Buyer and all other agreements, leases and other commitments relating to or affecting the Assets or the Business;

           (e)   comply  in all material respects  with
and perform in all material respects, all obligations and
duties imposed upon it by all federal and state laws and
all rules, regulations   and  orders  imposed  by federal
or   state governmental authorities;

           (f)  not dispose of or encumber any of the Assets;

           (g)   not change its certificate of
incorporation or bylaws or merge or consolidate or obligate itself to do so with or into any other entity;
and

           (h)   cause  Buyer, its counsel, accountants
and other representatives, to have full access, during normal business hours, to the properties, books and records of Seller and will furnish to Buyer and its representatives during such period all such information concerning the Assets and the Business as Buyer or its representatives may reasonably request.


       4.02 Use of Names. Seller and the Shareholders agree, jointly and severally, that they shall not for a period of ten years from and after the Effective Date, use or grant any rights to any individual, corporation, partnership or other entity to use, or otherwise consent to the use of, any name or mark that is deceptively similar to any of the service marks, trademarks or trade names of Seller included within the Assets conveyed hereunder, as a name, trade name, service mark, trademark
or otherwise.   Seller  shall have the  right  to use
tradenames or trademarks owned by Buyer only to the extent that it is specifically granted the right to do so under the Distribution and Services Agreement.
Seller shall retain and use its corporate name.

       4.03 Advice of Change. Seller and the Shareholders shall advise Buyer in writing prior to the Effective Date
of any   material  adverse  change  in  the Business,  or
the occurrence of any event which involves any substantial possibility of any material adverse change in the Assets, in the condition, financial or otherwise, of the Business or the Assets or in any of the information contained in the representations and warranties made in
Article 2 or elsewhere in this Agreement or the schedules or exhibits hereto that has occurred since the date of this Agreement.

       4.04   Non-Competition  and  Continuity  of
Business Dealings  Agreement.  In consideration for the
purchase  of the   Assets   hereunder  and  other   good
and   valuable consideration,  at the Closing, Seller
and the Shareholders shall each execute and deliver the Non-Competition and Continuity of Business Dealings Agreement in the form agreed to by the parties.

       4.05  Bill of Sale and Assumption Agreement.  At the
Closing, Seller shall execute and deliver the Bill of Sale and Assumption Agreement in the form agreed to by the parties (the "Bill of Sale and Assumption
Agreement").

       4.06 Royalty Agreement. At the Closing, Seller shall execute and deliver the Royalty Agreement in the form agreed to by the parties (the "Royalty Agreement").

       4.07  Distribution  and Services  Agreement. At the
Closing, Seller shall execute and deliver the Distribution and Services Agreement in the form agreed to by the parties (the "Distribution and Services Agreement").

       4.08   Injunctive  Relief.   Since  Buyer   will
be irreparably  damaged if the provisions of Section  4.02
are not specifically enforced, Buyer shall be entitled to an injunction restraining any violation of such section by Seller or the Shareholders, or any other appropriate decree of specific performance. Such remedies shall not be exclusive, shall not be construed to limit the right for injunctive relief under any other provision of this Agreement and shall be in addition to any other remedies which Buyer may have.

       4.09 Cooperation. Subject to the terms and conditions herein provided, Seller and the Shareholders will each use their best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law, to consummate and make effective all of the transactions contemplated by this Agreement.


                       ARTICLE 5
                   COVENANTS OF BUYER


               Buyer covenants and agrees with Seller and Shareholders as follows:

      5.01 Cooperation. Subject to the terms and conditions herein provided, Buyer will use its best efforts to take, or cause to be taken, such action, to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable under the provisions of this Agreement and under applicable law to consummate and make effective all of the transactions contemplated by this Agreement.

      5.02  Distribution  and Services  Agreement.   At
the Closing, Buyer shall execute and deliver the Distribution and Services Agreement.

      5.03 Royalty Agreement. At the Closing, Buyer shall execute and deliver the Royalty Agreement.

      5.04  Bill of Sale and Assumption Agreement.   At
the Closing, Buyer shall execute and deliver the Bill of Sale and Assumption Agreement.

      5.05 Marketing and Distribution. Buyer agrees that it will use its best efforts to market and distribute the Trac ACCESS Device in a commercially reasonable manner. Buyer's obligation under this Section 5.05 is subject to the ongoing commercial viability and profitability of the Trac ACCESS Device.


                                ARTICLE 6

                    CONDITIONS TO OBLIGATIONS OF SELLER
                           AND THE SHAREHOLDERS

      All obligations of Seller and the Shareholders to be discharged under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless waived in writing by Seller and the Shareholders at any time prior to or at the Closing:

      6.01 Representations and Warranties of Buyer. All of the representations and warranties of Buyer contained in this Agreement shall be true as of the date of this Agreement in all material respects. All such representations and warranties shall be deemed to have been made again as of the Closing Date, and shall be true in all material respects as of the time of the Closing.

      6.02 Covenants and Agreements of Buyer. Buyer shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing to be so performed or complied with.

      6.03 Distribution and Services Agreement. Buyer shall have executed and delivered the Distribution and Services Agreement.

      6.04 Royalty Agreement. Buyer shall have executed and delivered the Royalty Agreement.

      6.05  Opinion  of  Counsel. Cox & Smith
Incorporated, counsel for Buyer shall have delivered to Seller an opinion, dated the Closing Date, in the form agreed to by the parties.

      6.06  Bill of Sale and Assumption Agreement.
At the Closing, Seller shall execute and deliver the Bill of Sale and Assumption Agreement.


                       ARTICLE 7

          CONDITIONS TO OBLIGATIONS OF BUYER

      All obligations of Buyer to be discharged under this Agreement at the Closing are subject to the fulfillment, prior to or at the Closing, of each of the following conditions, unless expressly waived in writing by Buyer at any time prior to or at the
Closing:

      7.01 Representations and Warranties of Seller and the Shareholders. All of the representations and warranties of Seller and the Shareholders contained in this Agreement shall be true as of the date of this Agreement in all material respects. All of such representations and warranties shall be deemed to have been made again as of the Closing Date, and shall be true in all material respects as of the time of the Closing.

      7.02 Covenants and Agreements of Seller and the Shareholders. Seller and the Shareholders shall have caused all covenants, agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing to be so performed or complied with.

      7.03  Consents.   All  of the  consents necessary
or advisable to transfer the Assets to Buyer and for Buyer to operate the Business from and after the Effective Date in the manner owned and operated by Seller shall have been secured in form reasonably satisfactory to Buyer.

      7.04  Opinion of Counsel. Kennedy Covington
Lobdell & Hickman, L.L.P., counsel for Seller and the Shareholders, shall have delivered to Buyer an opinion, dated the Closing Date, in the form agreed to by the parties.

      7.05 No Material Adverse Changes. There shall not have been any material adverse changes to the Assets or the Business after the date hereof prior to the Closing.

      7.06  Releases.   All of the liens, charges,
security interests and encumbrances outstanding on any of the Assets shall have been terminated and released prior to or at the Closing.

      7.07  Agreements.   Seller and the Shareholders shall
have  each  executed  and delivered  a  Non-
Competition and Continuity of Business Dealings
Agreement, and Seller shall have executed and delivered the Bill of Sale and Assumption Agreement, the Royalty
Agreement and the Distribution  and Services Agreement.


                          ARTICLE 8

         SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                       INDEMNIFICATION

      8.01 Survival of Representations and Warranties. The
representations, warranties, covenants and  agreements
made by Seller and the Shareholders hereunder, except as
they may be fully performed prior to or at the Closing,
shall survive Closing  and shall thereafter terminate
and expire on  April 30,  1998  and  shall  be fully
enforceable  by  Buyer,  its successors  and  assigns,
at law or in equity,  against  the Shareholders  and
Seller,  their  successors  and  assigns; provided,
however,  that  the representations,  warranties,
covenants and agreements made in Sections 2.04 (with
respect to title matters), 2.07 (with respect to non
infringement of third  party  intellectual property
rights and the  validity and  enforceability of the
patents included in the  Assets), 2.08, 2.10, 2.13 and
2.15 shall survive until the expiration of  the
applicable statute of limitations (except in respect
to covenants  to  be  performed after Closing  which
shall survive in accordance with the terms thereof).
All of the representations, warranties, covenants and
agreements  made by  Buyer  hereunder, except as they
may be fully  performed prior  to or at the Closing,
shall survive Closing and shall thereafter terminate
and expire on April 30, 1998 except  in respect  to
covenants to be performed after  Closing  which shall
survive in accordance with the terms thereof and shall
be  fully enforceable by the Shareholders and Seller,
their respective  successors and assigns, at  law  or
in  equity, against   Buyer  and  its  successors  and
assigns. Any representation, warranty, covenant or agreement scheduled to expire pursuant to this Section
8.01 shall not expire with respect to any claim received by Seller or the Shareholders prior to the scheduled expiration date.

      8.02  Indemnification by Seller and the
Shareholders. Seller and the Shareholders, jointly and
severally, agree to indemnify  and  hold  Buyer
harmless from  all  liabilities, damages, losses,
costs, reasonable attorneys' fees and other expenses
(collectively, "Losses") resulting  from,  arising out
of  or  incurred with respect to, the  falsity  of
any representation  or  the breach of any warranty  or
covenant made  by  Seller or the Shareholders herein
or in accordance herewith   or  in  enforcing  any
agreement  or   indemnity hereunder;   provided,
however, that Seller and the Shareholders shall be
obligated to indemnify Buyer only to the  extent  that
Buyer's  Losses  exceed $18,500 in  the aggregate. Seller
and the Shareholders shall not be required to indemnify
Buyer for amounts in excess of the aggregate of the
payments actually made to Seller under Sections 1.02(a),
(b) and (c) provided, however, that, if Buyer is
entitled to indemnification  in  excess of the
amounts paid  as  of  a particular  date, Buyer may
elect to utilize  the  Right  of Offset provided for
in Section 8.05 with respect to payments to be made
after that date.  Except as expressly provided in
Section  1.03, Buyer has not assumed, or agreed  to
assume, any liabilities  or  obligations  of  any
kind  or  nature whatsoever   of   Seller,  whether
direct,  contingent or otherwise.    In  connection
therewith, Seller and the Shareholders agree, jointly and severally, to indemnify and hold Buyer harmless from all Losses resulting from or arising out of or incurred in connection with any actual or alleged liability or obligation of Seller or the Shareholders not expressly assumed by Buyer.

      8.03  Indemnification  by  Buyer.   Buyer  agrees
to indemnify and hold Seller and the Shareholders harmless from all Losses resulting from, arising out of or incurred with respect to, the falsity of any representation or the breach of any warranty or covenant made by Buyer herein or in accordance herewith or in enforcing any agreement or indemnity hereunder. Buyer agrees to indemnify and hold Seller and the Shareholders harmless from all Losses resulting from, arising out of or incurred in connection with, the Assumed Liabilities and the operation of the Business after the Effective Date.

      8.04   Notice   of   Claim.    The   party
seeking indemnification (the "Indemnified Party")
shall give  notice to  the  party  obligated to
indemnify and hold  the  other harmless (the
"Indemnifying Party") of an event giving  rise to the
obligation to indemnify, allow the Indemnifying Party
to assume and conduct the defense of the claim or
action and cooperate  with  the Indemnifying  Party
in the defense thereof. If the Indemnifying Party
wrongfully refuses to assume the defense of  the
Indemnified   Party, the Indemnifying  Party shall
be responsible for all legal and other expenses incurred by the Indemnified Party in connection with the investigation or defense of such claim or action including, without limitation, expenses incurred in enforcing such obligation to indemnify.

      8.05 Offset. In the event Buyer shall be entitled (a) to indemnification pursuant to this Article 8 or
(b) any other  payments or claims from or against
Seller and/or  the Shareholders,  Buyer  shall have
the  right to  offset  the amount of such claim, debt
or obligation against the amounts owed  by  Buyer  to
Seller pursuant to  the  provisions of Section  1.02
hereto (the "Right of Offset"). In the event it is later determined that Buyer is not entitled to a recovery for the amount offset, Buyer shall repay to Seller the amount improperly offset plus accrued interest on such amount at the rate of 10% per annum from the date that payment would have been due had such amount not been improperly offset. The Right of Offset shall in no way limit or impair any other remedies available to Buyer. Buyer shall not enforce the Right of Offset unless it has received an opinion from Cox & Smith Incorporated (and delivered a copy thereof to Seller) that it has the legal right under this Agreement to effect the Right of Offset. The failure of Buyer to exercise its Right of Offset shall not affect its right to indemnification hereunder. To the extent that the event giving rise to the Right of Offset is curable, Buyer shall give Seller notice of the event and a thirty day opportunity to cure, provided, however, that Buyer need not give such notice prior to exercising its Right of Offset.


                       ARTICLE 9

                        GENERAL

      9.01 Notices, Etc. All notices, requests,demands and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given upon delivery in person, by telecopy, by overnight courier or by certified or registered mail, return receipt requested, as follows:

 If to Seller or any   Trac Medical, Inc.
 of the sharholders:   2801 Spring Forest Road
                       Raleigh, North Carolina 27604
                       Attention: Mr. Terry Williams,
                                  President
                       Facsimile No.: (919)876-1210

 With a copy to:       Kennedy Covington Lobdell &
                         Hickman, L.L.P.
                       Two Hannover Square, Suite 1900
                       434 Fayetteville Street
                       Mall Raleigh, North Carolina 27602-1070
                       Attention: Mr. Kent F. Christison
                       Facsimile No.: (919)743-7358


If to Buyer:           KCI Therapeutic Services, Inc.
                       8023 Vantage Drive
                       San Antonio, Texas 78230
                       Attention: Mr. Christopher M. Fashek,
                                  President
                                  Mr. Dennis E. Noll,
                                  General Counsel
                       Facsimile No.: (210)255-6993


 With a copy to:       Cox & Smith Incorporated
                       112 E. Pecan, Suite 1800
                       San Antonio, Texas 78205
                       Attention: Mr. Stephen D. Seidel
                       Facsimile No.: (210)226-8395



or at such other address as shall have been furnished to the other in writing in accordance herewith, except that such notice of such change shall be effective only upon receipt.

      9.02  Amendments  and Waiver.  This Agreement  may
be amended  or  modified by, and only by, a written
instrument executed  by  all  the parties hereto.  The
terms  of  this Agreement  may  be  waived  by,  and
only by,  a   written instrument executed by the party
against whom such waiver is sought to be enforced.

      9.03  Expenses.  Except as otherwise expressly
herein provided,  each party to this Agreement shall
pay its  own expenses  (including,  without  limitation,
the fees   and expenses   of  such  party's  counsel
incidental   to   the preparation of and/or consummation
of this Agreement).

      9.04 Section and Other Headings. The section and other headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

      9.05 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

      9.06 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon parties hereto, and their respective successors and assigns.
This Agreement shall not be assigned by any party hereto without the written consent of the other parties, except as otherwise expressly permitted herein.

      9.07  No  Implied  Rights  or  Remedies. Except as
otherwise expressly   provided  herein,   nothing   herein
expressed  or  implied is intended or shall be construed
to confer  upon  or  to give any person, firm, or
corporation, other   than   the  parties  hereto  and
their   respective successors and assigns, any rights or
remedies under  or  by reason of this Agreement.

      9.08  Exhibits  and  Schedules.   All  exhibits and
schedules referred to herein and attached hereto are incorporated herein for all purposes.

      9.09 Entire Agreement. This Agreement, together with all exhibits and schedules hereto, embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any prior agreements and understandings relating to the subject matter hereof.

      9.10 Legal Invalidity. If any part or provision of this Agreement is or shall be deemed violative of any applicable laws, rules or regulations, such legal invalidity shall not void the Agreement or affect the remaining terms and provisions of this Agreement, and the Agreement shall be construed and interpreted to comport with all such laws, rules or regulations to the maximum extent possible.

      9.11 Applicable Law. This Agreement and the rights and obligations of the parties hereto shall be construed under and governed by internal laws, and not the law of conflicts, of the State of Texas.

      9.12 Enforcement; Venue; Service of Process. In the event either party shall seek enforcement of any covenant, warranty or other term or provision of this agreement, the party which prevails in such enforcement proceedings shall be entitled to recover reasonable attorneys' fees actually incurred by it in connection therewith. The parties hereto agree that this Agreement is performable in Bexar County, Texas.
The parties hereto agree that the service of process or any other papers upon them or any of them by registered mail at their respective addresses where notices are to be sent pursuant to this Article 9 hereto shall be deemed good, proper and effective service upon them.

      9.13 Arbitration.

           (a)   The parties hereto agree that all
disputes, controversies or claims that may arise among
them (including their agents and employees) including, without limitation, any dispute, controversy or claim arising out of this Agreement, the Distribution Services Agreement or the Royalty Agreement, or the
breach, termination or invalidity thereof, shall be submitted to, and determined by, binding arbitration.
Such arbitration shall be conducted pursuant to the Commercial Arbitration Rules (the "Rules") then in effect of the American Arbitration Association, except to
the  extent  such rules are inconsistent with  this
Section 9.13. If the arbitration controversy in the arbitration exceeds $200,000, exclusive of interest, attorneys' fees and costs, the arbitration shall be conducted by a panel of three (3) neutral arbitrators. Otherwise, the arbitration shall be conducted by a single neutral arbitrator. The arbitrator(s)  shall
be selected pursuant to the Rules. Exclusive  venue
for such arbitration shall be in San Antonio, Bexar County, Texas. The arbitrator(s) shall apply the internal laws of the State of Texas (without regard to conflict of law rules) in determining the substance of the dispute, controversy or claim and shall decide the same in accordance with applicable usages and terms of trade. Evidentiary questions shall be governed by the
Federal Rules of Evidence.  The arbitrator's award shall
be in writing and shall set forth the findings and conclusions upon which the arbitrator(s) based the award.  The prevailing party in  any such arbitration
shall be entitled to recover its reasonable attorneys'
fees, costs and expenses incurred in connection with the
arbitration.   Any  award  pursuant to such arbitration
shall be final and binding upon the parties, and judgment on the award may be entered in any federal or state court sitting or located in Bexar County, Texas, or in any other court having jurisdiction. The provisions of this Section
9.13  shall  survive the termination of this Agreement.

           (b)  The arbitration shall commence within
thirty (30)  days after the arbitrator(s) is selected in
accordance with the provisions of this Section 9.l3.  In
fulfilling his or  her  duties, the arbitrator(s) may
consider such matters as,  in  the opinion of the
arbitrator(s), are necessary  or helpful  to  render an
appropriate decision.  All  discovery shall   be
expedited, consistent with the nature and complexity of the claim or dispute and consistent with the nature and complexity of the claim or dispute and consistent with fairness and justice. The arbitrator(s) shall have the power to compel any party to comply with discovery requests of the other parties and to issue binding orders relating to any discovery dispute which shall be enforceable in the same manner as awards.
The arbitrator(s) also shall have the power to impose sanctions for abuse or frustration of the arbitration process, including without limitation, the refusal to comply with orders of the arbitrator(s) relating to discovery and compliance with subpoenas.

           (c)  Without limiting the enforceability or
scope of this Section 9.13, the parties to this Agreement agree that if a controversy or claim between them arises out of or relates to this Agreement and results in litigation, the courts of Bexar County, Texas or the courts of the United States of America located in Bexar County, Texas shall have jurisdiction to hear and decide such matter, and such parties hereby submit to jurisdiction of such courts.

     IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as of the date and year first above written.

                         KCI THERAPEUTIC SERVICES, INC.

                         By: /S/ DENNIS E. NOLL
                            ___________________________

                         Title: Vice President
                                ________________________


                         TRAC MEDICAL, INC.

                         By:/S/ TERRY N. WILLIAMS
                            ___________________________

                         Title: President
                               ________________________


                         /S/ TERRY N. WILLIAMS
                         ______________________________
                         Terry Williams, Individually


                         /S/ DAVID MATTIS
                         ______________________________
                         David Mattis, Individually


                         /S/ GEROGE PARRISH
                         ______________________________
                         George Parrish, Individually



                     SCHEDULE 1.01

      The Current Embodiment of the Trac Access Device is described in the Trac Medical ACCESS Environmental
Control System Manual which is attached hereto and made a part hereof. Buyer acknowledges that the actual embodiment of the Trac Access Device may differ slightly from the descriptions contained in the Manual. The transfer of the Current Embodiment includes the transfer of all technology developed in connection with the Current Embodiment.

    The  technology being transferred with the Trac
Access Device includes the Infrared Technology.

     The following are not included within the definition of Assets:

     1.   Bed Exit Sensor Technology
     2.   Orthotrac
     3.   Physiotrac
     4.   Angiotrac
     5.   The Names "Trac" and "Trac Medical, Inc."
     6.   Surgical Staple Location Technology
     7.   Accounts Receivable
     8.   Investments
     9.   Cash
     10.  Cash Equivalents